EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------




As independent public accountants, we hereby consent to the incorporation of our report dated January 21, 1998, included in this Form 10-K, into CopyTele, Inc.'s previously filed Registration Statement on Form S-8, as amended, (File No. 33-49402), Registration Statement on Form S-8 (File No. 33-72716), Registration Statement on Form S-8 (File No. 33-62381) and Registration Statement on Form S-8 (File No. 333-16933).




                                                            ARTHUR ANDERSEN LLP





New York, New York
January 28, 1998